Item 77C
Morgan Stanley Liquid Asset Fund, Inc.
Results of Special Shareholder Meeting

On August 1, 2006, a Special Meeting of Shareholders of the
Fund was scheduled in order to vote on the proposals set
forth below. The proposals failed to achieve the quorum
necessary in order to hold the meeting, and, therefore, the
meeting was adjourned until several times, most recently to
November 30, 2006 to permit further solicitation of proxies.
The meeting was held on November 30, 2006 and the voting
results with respect to these proposals were as follows:

(1) Election of Trustees:

                                  For     Withhold   Abstain   BNV*
Frank L.                       7,629,415, 416,380,4  16,016,6      0
Bowman..............                  695        84        28
Kathleen A. Dennis..........   7,626,467, 419,328,7  16,016,6      0
                                      434        45        28
James F. Higgins..........     7,625,474, 420,321,7  16,016,6      0
                                      397        83        28
Joseph J.                      7,627,618, 418,178,1  16,016,6      0
Kearns...............                 009        71        28
Michael F.                     7,627,032, 418,764,1  16,016,6      0
Klein..................               049        31        28
W. Allen Reed..............    7,620,510, 425,285,2  16,016,6      0
                                      916        63        28
Fergus                         7,614,179, 431,616,7  16,016,6      0
Reid...................               402        78        28

(2) Elimination of certain fundamental investment
restrictions:

                                       For     Against Abstain    BNV*
Elimination of the fundamental       7,253,41  492,654  303,254 12,485,
policy restricting purchases of         8,327     ,091     ,798   591
securities on
margin.................
Elimination of the fundamental       7,282,47  458,722  308,133 12,485,
policy prohibiting investments in       0,872     ,457     ,888   591
oil, gas, and other types of
minerals or mineral leases..
Elimination of the fundamental       7,304,78  455,904  288,635 12,485,
policy regarding investments in         6,911     ,310     ,996   591
warrants.....................
Elimination of the fundamental       7,295,44  472,490  281,387 12,485,
policy prohibiting or restricting       9,509     ,159     ,548   591
the purchase of securities of
issuers in which Directors or
Officers have an
interest..................
Elimination of the fundamental       7,325,53  441,727  282,063 12,485,
policy prohibiting investments for      6,479     ,047     ,691   591
purposes of exercising
control...........
Elimination of the fundamental       7,352,39  417,389  279,542 12,485,
policy prohibiting the purchase of      5,850     ,042     ,324   591
common stocks and other
instrument.......
Elimination of the fundamental       7,280,30  479,028  289,990 12,485,
policy regarding investments in         7,855     ,851     ,511   591
unseasoned
companies.................
Elimination of the fundamental       7,333,09  425,624  290,604 12,485,
policy prohibiting participation in     7,915     ,359     ,942   591
joint securities accounts..........

(3) Modify certain fundamental investment restrictions:

                                For      Against    Abstain     BNV*
Modify fundamental policy    7,342,911, 422,391,1  284,024,3  12,485,5
regarding                           794        16         07        91
diversification......
Modify fundamental policy    7,287,428, 483,013,2  278,885,2  12,485,5
regarding borrowing                 752        31         33        91
money...
Modify fundamental policy    7,300,004, 468,322,0  281,000,2  12,485,5
regarding loans.........            927        42         47        91
Modify fundamental policy    7,290,233, 474,859,3  284,234,7  12,485,5
regarding investment in             136        16         64        91
commodities, commodity
contracts and futures
contracts..
Modify fundamental policy    7,321,495, 443,764,6  284,067,3  12,485,5
regarding issuance of               161        90         66        91
senior securities

(4) Reclassify certain fundamental policies as non-
fundamental policies:

                                For      Against    Abstain     BNV*
Reclassification as non-     7,285,454, 474,600,1  289,272,4  12,485,5
fundamental the                     618        53         45        91
fundamental policy
regarding the short sale
of securities.....
Reclassification as non-     7,311,164, 453,428,4  284,734,3  12,485,5
fundamental the                     387        93         36        91
fundamental policy
prohibiting investments in
other investment
companies...
Reclassification as non-     7,285,814, 474,111,4  289,401,3  12,485,5
fundamental the                     436        58         23        91
fundamental policy
prohibiting or limiting
investments in illiquid or
restricted
securities.............
Reclassification as non-     7,286,732, 471,661,8  290,932,7  12,485,5
fundamental the                     674        41         02        91
fundamental policy on the
purchase or sale of puts,
calls, and combinations
thereof....

* Broker "non-votes" are shares held in street name for
which the broker indicates that instructions have not been
received from the beneficial owners or other persons
entitled to vote and for which the broker does not have
discretionary voting authority.